UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2008

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As reported in our Current Report on Form 8-K filed on June 17, 2008, on June 11, 2008, Fountain Powerboat Industries, Inc. (the “Company”) received notice from the American Stock Exchange (“Amex”) that it was not in compliance with one of Amex’s standards for the continued listing of the Company’s common stock. Specifically, the notice stated that the Company was not in compliance with Section 1003(a)(iv) of Amex’s Company Guide because it had “…sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature.” As a result, the notice stated that the Company had become subject to Amex’s suspension and delisting procedures.

Amex permitted the Company to submit a plan addressing how it intended to regain compliance with Amex’s listing standards (a “Plan”). As reported in our Current Report on Form 8-K filed on July 24, 2008, on July 18, 2008, the Company submitted a Plan to Amex that summarized its plans and strategies for dealing with the issues raised in Amex’s notice.

On August 25, 2008, Amex notified us that the Company has made a reasonable demonstration of its ability to regain compliance and that Amex has accepted the Company’s Plan and granted it an extension until December 11, 2008, to regain compliance with Amex’s continued listing standards. During the extension period, the listing of the Company’s common stock will be continued and the Amex Staff periodically will review our implementation of the strategies described in the Plan. Failure to make progress consistent with the Plan or to regain compliance with Amex’s continued listing standards by the end of the extension period could result in the initiation of proceedings to delist the Company’s common stock from the American Stock Exchange.

A copy of our press release announcing the acceptance of our Plan and Amex’s grant of an extension is attached as an Exhibit to this Report.

Item 9.01.	Exhibits

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated August 29, 2008

This report contains forward-looking statements, including statements concerning our plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” “strategy” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause our actual results to be materially different from historical results or any results expressed or implied by the forward-looking statements. The potential risks and uncertainties include, but are not limited to: our inability to fully implement plans and strategies described in the Plan we submitted to Amex; our failure to obtain a waiver of loan covenant violations from our principal lender and a modification of loan covenants to permit our term loan to be reclassified as long-term debt; delays and unexpected costs for beginning construction of Baja boats; higher than expected costs to build boats; defects in acquired assets; lower than expected future market demand for Baja and Fountain boats; the volatile and competitive nature of the industry; the level of market interest rates; changes in general economic conditions and in the marine industry; and changes in domestic and international market conditions, foreign exchange rates and pressures on lenders related to current and future problems in credit markets. Although we believe that the expectations reflected in the forward-looking statements in this report are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, events, levels of activity, performance or achievements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. Further information on the factors and risks that could affect our business, financial condition and results of operations are discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission, available at (http://www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: August 29, 2008	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer